EXHIBIT 21





                      COGNITRONICS CORPORATION
                            SUBSIDIARIES





                       Dacon Electronics plc
                  (Incorporated in United Kingdom)

                      Dacon Electronics Corp.
                    (Incorporated in New Jersey)

                      American Computer Corp.
                     (Incorporated in New York)
                             (Inactive)

                        Reed Printing, Inc.
                     (Incorporated in New York)
                             (Inactive)

                      Stamford Crescent Corp.
                   (Incorporated in Connecticut)
                             (Inactive)